1 APOLLO MEDICAL HOLDINGS, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN RECITALS This Nonqualified Deferred Compensation Plan (the “Plan”) is adopted by Apollo Medical Holdings, Inc. (the “Company”), a Delaware corporation, for the benefit of its Eligible Individuals. The purpose of the Plan is to offer selected Eligible Individuals who contribute significantly to the future business success of the Company an opportunity to elect to defer a portion of their Base Salary, Bonus Compensation, and/or Independent Contractor Compensation, and to provide a deferred compensation vehicle to which the Company may credit Company Contribution amounts pursuant to the terms of the Plan. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated Employees, and as such, is intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of the Employee Retirement Income Security Act of 1974 by operation of Sections 201(2), 301(a)(3) and 401(a)(1) thereof. The Plan will be administered, operated and construed in accordance with this intention. The Plan is intended to comply in form and operation with all applicable law, including, to the extent applicable, the requirements of Internal Revenue Code Section 409A and will be administered, operated and construed in accordance with this intention. Accordingly, the Plan is adopted and made effective as of July 1, 2023. ARTICLE 1 DEFINITIONS The words and phrases defined in this Article shall have the meaning set out in the definition, unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning. 1.1 “Account” shall mean all bookkeeping accounts pertaining to a Participant which are maintained by the Plan Administrator or Plan recordkeeper to reflect the Company’s obligation to the Participant under the Plan, including a Deferral Account, a Company Contribution Account (if any), and Scheduled Withdrawal Account(s) (if any). The Plan Administrator or Plan recordkeeper shall establish additional subaccounts that the Plan Administrator considers necessary to reflect the entire interest of the Participant under the Plan. 1.2 “Affiliate” shall mean any business entity other than the Company that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Company is a member; any other trade or business (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Internal Revenue Code. 1.3 “Base Salary” shall mean a Participant’s base annual salary excluding incentive and discretionary bonuses and other non-regular forms of compensation, before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Company. 1.4 “Beneficiary” or “Beneficiaries” shall mean one or more persons, trusts, estates or other entities, designated by a Participant in accordance with the Plan, that are entitled to receive benefits under the Plan upon the death of a Participant. DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

2 1.5 “Beneficiary Designation Form” shall mean the form established from time to time by the Plan Administrator that a Participant completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries. 1.6 “Bonus Compensation” shall mean amounts paid to a Participant by the Company in the form of incentive compensation or any other bonus designated by the Company before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Company. 1.7 “Cause” shall mean conduct by a Participant determined by the Company to be: (a) gross negligence or willful malfeasance in the performance of his or her duties; (b) actions or omissions that harm the Company and are undertaken or omitted knowingly or are criminal or fraudulent or involve material dishonesty or moral turpitude; (c) being indicted in a court of law for any felony or for a crime involving misuse or misappropriation of Company funds; or (d) breach of fiduciary duty to the Company. 1.8 “Change in Control” shall mean and shall include a change in ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Internal Revenue Code Section 409A and as described in Treasury Regulation §§1.409A-3(i)(5)(v), (vi) and (vii). 1.9 “Claimant” shall mean a Participant or a Beneficiary who believes that he or she is entitled to a benefit under this Plan or being denied a benefit to which he or she is entitled hereunder. 1.10 “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, or any successor statue, and the Treasury Regulations and other authoritative guidance issued thereunder. 1.11 “Company” shall mean Apollo Medical Holdings, Inc., and its successors and assigns, unless otherwise provided in this Plan, or any other corporation or business organization which, with the consent of Apollo Medical Holdings, Inc., or its successors or assigns, assumes the Company’s obligations under this Plan, or any Affiliate which agrees, with the consent of Apollo Medical Holdings, Inc., or its successors or assigns, to become a party to the Plan. 1.12 “Company Contribution” shall mean the deferred compensation amount credited on behalf of a Participant by the Company to the Company Contribution Account, as described in Section 5.2. 1.13 “Company Contribution Account” shall mean a subaccount of a Participant’s Account consisting of: (a) the sum of the Company Contribution amounts (if any) for any Plan Year, plus (b) Deemed Investment gains or losses credited or debited thereon, less (c) any distributions made to the Participant or his or her Beneficiary that relate to the Participant’s Company Contribution Account, and tax withholding amounts deducted (if any) from said Account. 1.14 “Deemed Investment” shall mean the notional conversion of the balance held in a Participant’s Account(s) into shares or units of the Deemed Investment Options that are used as measuring devices for determining the value of a Participant’s Account(s). 1.15 “Deemed Investment Options” shall mean the hypothetical securities or other investments described under Section 6.1 from which the Plan Administrator may select to be used as measuring devices to determine the Deemed Investment gains or losses of a Participant’s Account(s). A Participant shall have no real or beneficial ownership in the security or other investment represented by the Deemed Investment Options. 1.16 “Deferral Account” shall mean a subaccount of a Participant’s Account consisting of: (a) the sum of a Participant’s Deferral Amounts for any Plan Year or Performance Period that may be allocated, in whole or in part, DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

3 by a Participant pursuant to his or her Deferral Election to the Deferral Account, plus (b) Deemed Investment gains or losses credited or debited thereon, less (c) any distributions made to the Participant or his or her Beneficiary that relate to the Participant’s Deferral Account, and tax withholding amounts deducted (if any) from said Account. 1.17 “Deferral Amount” shall mean that portion of a Participant’s Base Salary, Bonus Compensation, and/or Independent Contractor Compensation that a Participant elects to defer for any Plan Year or Performance Period. 1.18 “Deferral Election” shall mean an election by an Eligible Individual on an Election Form approved by the Plan Administrator (in a paper or electronic format) to defer a portion of his or her Base Salary, Bonus Compensation, and/or Independent Contractor Compensation in accordance with the provisions of Article 3. 1.19 “Disability” or “Disabled” shall be defined as a condition of a Participant whereby he or she has been deemed disabled by the Social Security Administration or has been determined to be disabled in accordance with a disability insurance program of the Company, provided that the disability insurance program covers the Participant and the definition of disability applied under such program complies with Code Section 409A. Upon the request of the Plan Administrator, the Participant must submit proof to the Plan Administrator of the Social Security Administration’s or disability insurance provider’s determination. 1.20 “Effective Date” shall mean July 1, 2023. 1.21 “Election Form” shall mean the form or forms established from time to time by the Plan Administrator (in a paper or electronic format) on which the Participant makes certain designations as required under the terms of this Plan. 1.22 “Eligibility Date” shall mean the date designated by the Plan Administrator on which an Eligible Individual shall become eligible to participate in the Plan. 1.23 “Eligible Individual” shall mean an Employee or Independent Contractor who is selected by the Company to participate in the Plan. Participation in the Plan is limited to a select group of the Company’s key management or highly compensated employees and independent contractors. 1.24 “Employee” shall mean an individual who provides services to the Company in the capacity of a common law employee of the Company. 1.25 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. 1.26 “Independent Contractor” shall mean an individual providing services to the Company who has been designated by the Company as an independent contractor, as reflected by the fact that the individual receives 1099 income from the Company. 1.27 “Independent Contractor Compensation” shall mean the total amount of cash remuneration that is paid by the Company to an Independent Contractor with respect to his or her service for the Company. 1.28 “Participant” shall mean an Eligible Individual of the Company who is designated as eligible to participate in this Plan in accordance with the provisions of Article 2. 1.29 “Performance Period” shall mean, with respect to any Bonus Compensation, the period of time over which such Bonus Compensation is earned. DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

4 1.30 “Plan” shall mean this Nonqualified Deferred Compensation Plan, as evidenced by this written instrument, Participation Agreements, Election Forms, and any other forms as may be required by the Plan Administrator, as amended from time to time. For purposes of Section 409A, the portion of the amounts deferred by a Participant and Deemed Investment gains or losses credited or debited thereon, shall be considered an elective account balance plan as defined in Treasury Regulations §1.409A-1(c)(2)(i)(A), or as otherwise provided by the Code; the portion of the amounts deferred as Company Contributions together with Deemed Investment gains or losses credited or debited thereon, shall be considered a nonelective account balance plan as defined in Treasury Regulations §1.409A-1(c)(2)(i)(B), or as otherwise provided in the Code. 1.31 “Plan Administrator” shall mean the Company or its designee. The Plan Administrator shall appoint delegates and service providers as it, in its sole discretion, deems necessary to properly administer the Plan, and may from time to time consult with legal counsel. No person who is a Plan Administrator shall participate in an action on a matter which applies solely to that person. 1.32 “Plan Year” shall mean for the first Plan Year, the period beginning on the Effective Date and ending December 31 of the same calendar year; and thereafter shall mean a twelve (12) month period beginning January 1 of each calendar year and continuing through December 31 of such calendar year during which the Plan is in effect. 1.33 “Scheduled Withdrawal Account” shall mean a subaccount of a Participant’s Account consisting of: (a) the sum of a Participant’s Deferral Amounts for any Plan Year or Performance Period that may be allocated, in whole or in part, by the Participant pursuant to his or her Deferral Election to a Scheduled Withdrawal Account, plus (b) Deemed Investment gains or losses credited or debited thereon less (c) any distributions made to the Participant or his or her Beneficiary, and tax withholding amounts that relate to the Participant’s Scheduled Withdrawal Account, and tax withholding amounts deducted (if any) from said Account. 1.34 “Section 409A” shall mean Code Section 409A and the Treasury Regulations or other authoritative guidance issued thereunder. 1.35 “Separation from Service” or “Separates from Service” shall mean a Participant has experienced a termination of employment or service with the Company. Whether a termination of employment or service has occurred is determined based on whether the facts and circumstances indicate that the Company and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an Employee or as an Independent Contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an Employee or an Independent Contractor) over the immediately preceding thirty-six (36) month period (or the full period during which the Participant performed services for the Company, if that is less than thirty-six (36) months). 1.36 “Specified Time” shall mean, with respect to a Participant’s Scheduled Withdrawal Account, the date on which the Scheduled Withdrawal Account shall be paid to the Participant. 1.37 “Treasury Regulation” or “Treasury Regulations” shall mean regulations promulgated by the Internal Revenue Service for the U.S. Department of the Treasury, as they may be amended from time to time. 1.38 “Unforeseeable Emergency” shall mean: (a) a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependents (as defined in Code Section 152 (without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Plan Administrator will determine whether a Participant incurs an Unforeseeable Emergency based on the relevant facts and circumstances and in accordance with Treasury Regulations §1.409A-3(i)(3). DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

5 1.39 “Valuation Date” shall mean the date a Participant’s Account is to be valued for purposes of providing benefits under the terms of the Plan. The Valuation Date shall be interpreted as each day at the close of business of the New York Stock Exchange (currently 4:00 p.m. Eastern Time), on days that the New York Stock Exchange is open for trading or any other day on which there is sufficient trading in securities of the applicable fund to materially affect the unit value of the fund and the corresponding unit value of the Participant's Deemed Investment Option(s). ARTICLE 2 ELIGIBILITY AND PARTICIPATION 2.1 Requirements for Participation. Every Eligible Individual selected by the Company on the Effective Date shall be eligible to become a Participant on the Effective Date. Before the beginning of each Plan Year, or such other times as determined by the Company, the Company shall select those Employees and Independent Contractors who shall be Eligible Individuals for such Plan Year. 2.2 Election to Participate; Benefits of Participation. Each Eligible Individual may become a Participant in the Plan by executing and submitting to the Plan Administrator, a Participation Agreement, a Deferral Election, and any other Election Form within the time period specified by the Plan Administrator and Section 409A. If an Eligible Individual fails to meet all requirements contained in this Section 2.2 within the period required, that Eligible Individual shall not be entitled to participate in the Plan during such Plan Year. In addition, the Plan Administrator may establish from time to time such other enrollment requirements permitted by Section 409A as it determines in its sole discretion are necessary or desirable. 2.3 Re-employment. The re-employment of a former Participant or re-engagement of a former Independent Contractor by the Company shall not entitle such individual to become a Participant hereunder. Such individual shall not become a Participant until the individual is again designated as an Eligible Individual in accordance with Section 2.1. If a Participant who has experienced a Separation from Service is receiving installment distributions and is re-employed or re-engaged by the Company, distributions due to the Participant shall not be suspended. 2.4 Ceasing to be an Eligible Individual. The Plan Administrator may remove an Eligible Individual from further active participation in the Plan at its discretion. If this occurs, the Participant shall not have additional amounts credited to the Company Contribution Account and shall be prevented from making Participant Deferral Elections for subsequent Plan Years or Performance Periods. Any existing Deferral Election shall continue in effect for the remainder of the Plan Year or Performance Period and may only be cancelled in accordance with Section 3.4(b) hereof. 2.5 Termination of Participation. A Participant will cease to be a Participant as of the date on which his or her entire Account balance has been distributed or forfeited. ARTICLE 3 DEFERRAL ELECTIONS 3.1 Minimum and Maximum Deferral Limits. For each Plan Year and/or Performance Period (as applicable), a Participant shall specify the percentage of Base Salary, Bonus Compensation, and/or Independent Contractor Compensation to be deferred subject to the minimums or maximums established by the Plan Administrator and communicated to the Participant on the Election Form. 3.2 Deferral Elections – First Year of Eligibility. (a) Application. This Section 3.2 applies to each Eligible Individual who first becomes eligible to participate in the Plan. The Plan Administrator shall determine (in accordance with Treasury Regulation DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

6 §1.409A-2(a)(7)(ii)) the date upon which a Participant who ceased being eligible to participate in the Plan, can again become eligible to participate in the Plan. (b) Deferral Election. An Eligible Individual described in Section 3.2(a) may elect to defer receipt of Base Salary or Independent Contractor Compensation earned during such Plan Year or his or her Bonus Compensation earned during a Performance Period by filing a Deferral Election with the Plan Administrator in accordance with the following rules: (i) Timing; Irrevocability. The Deferral Election must be filed with the Plan Administrator by, and shall become irrevocable as of, the thirtieth (30th) day following the Participant’s Eligibility Date (or such earlier date as specified by the Plan Administrator). (ii) Base Salary and Independent Contractor Compensation. The Deferral Election shall only apply to Base Salary and Independent Contractor Compensation earned during such calendar year beginning with the first payroll period that begins immediately after the date the Deferral Election becomes irrevocable. Base Salary and Independent Contractor Compensation payable after the last day of a calendar year solely for services performed during the final payroll period, described in Section 3401(b) of the Code, containing December 31 of such year shall be treated as earned during the subsequent calendar year. (iii) Bonus Compensation. Where a Deferral Election is filed in the first year of eligibility but after the commencement of the Performance Period, then, except as otherwise provided in Section 3.3 below, the Deferral Election shall only apply to that portion of Bonus Compensation earned for such Performance Period equal to the total amount of the Bonus Compensation earned during such Performance Period multiplied by a fraction, the numerator of which is the number of days beginning on the day immediately after the date that the Deferral Election becomes irrevocable and ending on the last day of the Performance Period, and the denominator of which is the total number of days in the Performance Period. 3.3 Annual Deferral Elections. Unless Section 3.2 applies, each Eligible Individual may elect to defer receipt of Base Salary and Independent Contractor Compensation for a Plan Year or his or her Bonus Compensation for a Performance Period, by filing a Deferral Election with the Plan Administrator in accordance with the following rules: (a) Base Salary and Independent Contractor Compensation. The Deferral Election with respect to Base Salary and Independent Contractor Compensation must be filed with the Plan Administrator by, and shall become irrevocable following, December 31 (or such earlier date as specified by the Plan Administrator on the Deferral Election ) of the calendar year next preceding the calendar year for which such amounts would otherwise be earned. (b) Bonus Compensation. The Deferral Election with respect to Bonus Compensation must be filed with the Plan Administrator by, and shall become irrevocable following, December 31 (or such earlier date as specified by the Plan Administrator on the Deferral Election) of the calendar year next preceding the first day of the Performance Period for which such Bonus Compensation would otherwise be earned. If the Company has a fiscal year other than the calendar year, Bonus Compensation relating to services in the fiscal year of the Company, of which no amount is paid or payable during the fiscal year, may be deferred at the Participant’s election if the Deferral Election is made not later than the close of the Company’s fiscal year next preceding the first fiscal year in which the Participant performs any services for which such Bonus Compensation is payable. Any Deferral Election with respect to Bonus Compensation that constitutes “performance-based compensation” under Treasury Regulation §1.409A-1(e)(1), must be filed with the Plan Administrator by, and shall become irrevocable as of, the date that is six (6) months before the end of the applicable Performance Period (or such earlier date as specified by the Plan Administrator on the Deferral DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

7 Election), provided that in no event may such Deferral Election be filed after such Bonus Compensation has become “readily ascertainable” within the meaning of Section 409A. 3.4 Duration and Cancellation of Deferral Elections. (a) Duration. Once irrevocable, a Deferral Election shall only be effective for the Plan Year or Performance Period with respect to which such election was timely filed with the Plan Administrator. Except as provided in Section 3.4(b), a Deferral Election, once irrevocable, cannot be cancelled or altered during a Plan Year or Performance Period. (b) Cancellation. (i) The Plan Administrator may cancel a Participant’s Deferral Election where such cancellation occurs by the later of: (A) the end of the Participant’s taxable year, or (B) the fifteenth (15th) day of the third (3rd) month following the date the Participant incurs a “disability,” in accordance with Treasury Regulation §1.409A-3(j)(4)(xii). For purposes of this Section 3.4(b)(i), a disability refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, in accordance with Treasury Regulation §1.409A-3(i)(3). (ii) The Plan Administrator must cancel a Participant's Deferral Election due to an Unforeseeable Emergency distribution. If a Participant’s Deferral Election is cancelled with respect to a particular calendar year or Performance Period, the Participant may complete a new Deferral Election for a subsequent Plan Year or Performance Period, only in accordance with Section 3.3. 3.5 Withholding and Crediting of Deferral Amounts. For each Plan Year, the Base Salary and Independent Contractor Compensation portions of the Deferral Amount shall be withheld from each regularly scheduled payroll in approximately equal amounts (or as otherwise specified by the Plan Administrator), as adjusted from time to time for increases and decreases in Base Salary or Independent Contractor Compensation (if the Participant’s Deferral Election is expressed as a percentage). The Bonus Compensation portion of the Deferral Amount shall be withheld as soon as administratively feasible following the time the Bonus Compensation otherwise would be paid to the Participant, whether or not this occurs during the Plan Year or Performance Period as the case may be. Deferral Amounts shall be credited to the Participant’s Deferral Account and/or to a Scheduled Withdrawal Account as soon as administratively feasible following the time such amounts would otherwise have been paid to a Participant. ARTICLE 4 ACCOUNT ALLOCATION AND DISTRIBUTION ELECTIONS 4.1 Establishment of Account(s). The Plan Administrator shall establish and maintain a Deferral Account, a Company Contribution Account, and Scheduled Withdrawal Accounts for each Plan Year, as applicable, in the name of each Participant. 4.2 Account Allocation. Concurrent with any Deferral Election, a Participant may make an irrevocable election to allocate all or a portion of his or her elected Deferral Amount to the Plan Year Deferral Account and/or a Plan Year Scheduled Withdrawal Account. To the extent that a Participant does not designate the Account to which Deferral Amounts will be allocated for a Plan Year, or such designation is ambiguous or does not comply with the terms of the Plan, such Deferral Amounts shall be allocated and credited to the Participant’s Deferral Account. Company Contributions shall not be allocated to a Scheduled Withdrawal Account, and instead shall be allocated to a Plan Year Company Contribution Account. DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

8 4.3 Scheduled Withdrawal Account Elections. If a Participant elects to allocate Deferral Amounts for a Plan Year into a Scheduled Withdrawal Account in accordance with Section 4.2, the Participant shall make an election as to the year in which payment will commence to be paid from that Scheduled Withdrawal Account (the “Specified Time”). A Participant may elect to receive a distribution of a Scheduled Withdrawal Account no sooner than January 15th of the fifth (5th) Plan Year following the Plan Year of the deferral unless otherwise stated in the Election Form. (For example: If a Participant elects to allocate 2023 Deferral Amounts into a Scheduled Withdrawal Account, the earliest date these Deferral Amounts could be distributed would be January 15, 2028). A Participant must also elect whether a Scheduled Withdrawal Account will be paid in a lump sum or in annual installments of up to four (4) years. To the extent that the designations are ambiguous or do not comply with the terms of this Section, then that Scheduled Withdrawal Account shall be paid at the earliest permissible date in accordance with this Section and/or in a lump sum. 4.4 Other Distribution Elections. Within thirty (30) days following a Participant’s Eligibility Date, and during each subsequent annual enrollment thereafter, a Participant must elect whether to be paid in a lump sum or in five (5), ten (10), fifteen (15), or twenty (20) installments for a Separation from Service; and shall make a one-time election within thirty (30) days following the initial Eligibility Date to be paid in a lump sum or five (5) annual installments for Disability and death. To the extent that a Participant does not designate the form of payment or such designation is ambiguous or does not comply with the terms of the Plan, the Participant shall be deemed to have elected to be paid in a lump sum. ARTICLE 5 COMPANY CONTRIBUTIONS 5.1 Company Contributions. Each Plan Year, the Company may make Company Contributions to the Plan on behalf of a Participant in such amount as the Company shall determine in its sole discretion. The Company is under no obligation to make a Company Contribution for a Plan Year, and Company Contributions, if made, need not be uniform among Participants. Any Company Contribution shall be credited to the Participant's Company Contribution Account on such date as determined by the Company. ARTICLE 6 DEEMED INVESTMENT GAINS OR LOSSES 6.1 Deemed Investment Options. The Plan Administrator will determine the available Deemed Investment Options for purposes of crediting or debiting the Deemed Investment gains or losses to the Account. The Plan Administrator may discontinue, substitute, or add Deemed Investment Options in its sole discretion on a prospective basis. Any discontinuance, substitution, or addition of a Deemed Investment Option will take effect as soon as administratively practicable. The Deemed Investment Options are to be used for measurement purposes only, and the Plan Administrator’s selection of any such Deemed Investment Option, the allocation of such Deemed Investment Options to the Account, the calculation of additional amounts, and the crediting or debiting of such amounts to the Account shall not be considered or construed in any manner as an actual investment of the Account. The Plan Administrator will not be responsible in any manner to any Participant, Beneficiary or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any designation or elimination of a Deemed Investment Option. Without limiting the foregoing, the Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Plan Administrator. A Participant (or Beneficiary) shall at all times remain an unsecured creditor of the Company. Any liability or obligation of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by this Plan. 6.2 Participant’s Allocation of Deemed Investment Options. Each Participant shall have the right to direct the Plan Administrator as to how the Participant’s Deferral Amounts and Company Contributions shall be deemed to be invested among the Deemed Investment Options offered under the Plan, subject to any rule, policy, DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

9 practice or procedure adopted by the Plan Administrator. As of each Valuation Date, the Participant’s Account(s) will be credited or debited to reflect the performance of the Deemed Investment Options elected by the Participant. If a Deemed Investment Option selected by a Participant sustains a loss, the Participant’s Account(s) shall be reduced to reflect such loss. If the Participant fails to elect a Deemed Investment Option the Deemed Investment shall be based on an investment as may be established by the Plan Administrator. 6.3 Participant Responsibilities. Each Participant is solely responsible for any and all consequences of his or her investment directions made pursuant to this Article 6. Neither the Company, any of its directors, officers or employees, nor the Plan Administrator has any responsibility to any Participant or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any investment direction made by a Participant pursuant to this Article 6. 6.4 No Required Investment of Company Assets. Notwithstanding anything contained herein to the contrary, the Company reserves the right to invest its assets, including any assets that may have been set aside for the purpose of funding the benefits to be provided under the Plan, at its own discretion, and such assets shall remain the property of the Company, or may be held in a trust, as the case may be, subject to the claims of the general creditors of the Company, and no Participant shall have any right to any portion of such assets other than as an unsecured general creditor of the Company. ARTICLE 7 VESTING / FORFEITURES / TAXES 7.1 Participant Accounts. A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Account and Scheduled Withdrawal Account(s). 7.2 Company Contribution Account. Unless otherwise described in a Participant’s Participation Agreement, Company Contributions shall be tracked separately for each Plan Year and shall become one hundred percent (100%) vested on December 31st of the fifth (5th) Plan Year following the year the contribution is credited to the Participant’s Account. For example: Company Contributions credited in 2023 will 100% vest on December 31, 2028; contributions credited in 2024 will 100% vest on December 31, 2029; contributions credited in 2025 will 100% vest on December 31, 2030; and so on. 7.3 Accelerated Vesting. Notwithstanding the foregoing vesting schedule, a Participant’s Company Contribution Account shall become one hundred percent (100%) vested upon the earliest of the following events to occur while employed by the Company: (a) Disability; (b) death; (c) a Change in Control; or (d) at the discretion of the Company. 7.4 Forfeiture. Notwithstanding any other provision to the contrary herein, in the event a Participant’s employment is terminated for Cause, no benefits of any kind will be due or payable by the Company under the terms of this Plan from the Participant’s Company Contribution Account and all rights of the Participant, his or her designated Beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited. Additionally, a Participant will forfeit any portion of an Account that is not vested upon Separation from Service. 7.5 Taxes and Withholding. Deferral Amounts, Company Contributions, and Deemed Investment gains and/or losses on each are subject to the Federal Insurance Contribution Act (FICA), the Federal Unemployment Tax Act (FUTA), and the Self-Employment Contributions Act (SECA) for Independent Contractors, to the extent provided under applicable Code provisions, and benefits payable under the Plan are subject to all applicable federal, state, city, income, employment or other taxes as may be required to be withheld or paid. A Participant is solely responsible for the payment of all individual tax liabilities relating to any such benefits. DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

10 ARTICLE 8 PAYMENT OF ACCOUNT(S) 8.1 Payments in General. (a) Payment Events. (i) A Participant (or, in the event of the death of the Participant, the Participant’s Beneficiary) shall be entitled to a benefit equal to the Participant’s vested Account(s) balance upon the earliest to occur of Separation from Service, Disability, or death. (ii) Unless the vested balance of a Participant’s Scheduled Withdrawal Account has been paid earlier in accordance with this Section 8.1(a)(i), the Participant shall be entitled to a benefit equal to such vested balance at the Specified Time. (b) Source of Payments. The Company will pay, from its general assets, the portion of any benefit payable pursuant to this Article 8 that is attributable to a Participant’s Account, and all costs, charges and expenses relating thereto. (c) Minimum Threshold for Installment Payments. If the vested Account balance at the due date of the first installment is fifty thousand dollars ($50,000) or less, payment of the vested Account shall be made instead in a lump sum and no installments shall be available hereunder. This lump sum minimum threshold does not apply to Scheduled Withdrawal Accounts. (d) Subsequent Deferral Elections. Upon the Company’s approval, a Participant may delay the time of a payment or change the form of payment as expressly provided under this Section 8.1(d) and Section 409A (hereinafter, a “Subsequent Deferral Election”). Notwithstanding the foregoing, a Subsequent Deferral Election cannot accelerate any payment. A Subsequent Deferral Election which delays payment or changes the form of payment is permitted only if all of the following requirements are met: (i) The Subsequent Deferral Election does not take effect until at least twelve (12) months after the date on which the Subsequent Deferral Election is made and approved by the Plan Administrator; (ii) If the Subsequent Deferral Election relates to a payment based on Separation from Service or at a Specified Time, the Subsequent Deferral Election must result in payment being deferred for a period of not less than five (5) years from the date the first amount was scheduled to be paid; (iii) If the Subsequent Deferral Election relates to a payment at a Specified Time, the Participant must make the Subsequent Deferral Election not less than twelve (12) months before the date the first amount was scheduled to be paid. For purposes of applying this Section 8.1(d), installment payments shall be treated as a “single payment.” Any election made pursuant to this Section shall be made on such Election Forms or electronic media as is required by the Plan Administrator, in accordance with the rules established by the Plan Administrator and shall comply with all requirements of Section 409A. 8.2 Separation from Service. In the event of a Participant’s Separation from Service (other than for death), the Company shall pay the Participant in the form of payment elected in accordance with Section 4.4. Payment shall be made or commence on January 15th of the calendar year following the date of Separation from DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

11 Service and each January 15th thereafter in the case of installment payments. The amount of each payment shall be determined by dividing the value of the Participant’s vested Account balance(s) as of December 31st prior to the January 15th payment date by the number of payments remaining to be paid. (a) Required Delay for Specified Employee of a Public Company. If a Participant is considered a “specified employee” of a public company, pursuant to Code Section 409A(a)(2)(B)(i), then solely to the extent necessary to avoid penalties under Section 409A, payments to be made as a result of a Separation from Service under this Article may not commence earlier than six (6) months after the Participant’s Separation from Service. In the event a distribution is delayed pursuant to this paragraph, any amounts otherwise payable during the six months shall be accumulated and paid in a lump sum on the first day of the seventh month following Separation from Service. 8.3 Disability. In the event a Participant becomes Disabled while employed by the Company, the Company shall pay to the Participant his or her Account balance in the form of payment elected by the Participant in accordance with Section 4.4. Payment shall be made or commence within ninety (90) days following the date of Disability. The amount of each payment shall be determined by dividing the value of the Participant’s Account balance as of the Disability (and each anniversary of Disability for subsequent installment payments) by the number of payments remaining to be paid. 8.4 Death. (a) While Employed. In the event of a Participant’s death while employed by the Company, the Company shall pay the Participant’s vested Account balance in the form of payment elected by the Participant in accordance with Section 4.4. Payment shall be made or commence within ninety (90) days following the date of the Participant’s death. The amount of each payment shall be determined by dividing the value of the Participant’s Account balance as of the date of death (and each anniversary of the date of death for subsequent installment payments) by the number of payments remaining to be paid. (b) During Installments. In the event of a Participant’s death after installments have commenced, as applicable, but before receiving all installments owed, the Company shall continue to pay any remaining installments to the Participant’s Beneficiary in accordance with the schedule the installments would have otherwise been paid to the Participant. (c) During a Delay. In the event of a Participant’s death after becoming entitled to a benefit but before payment is made or commences, as applicable, the Company shall pay the Participant’s Beneficiary the same benefit the Participant would have received in accordance with the schedule the payment would have otherwise been paid to the Participant. 8.5 Payment at a Specified Time. A Participant shall be paid a Scheduled Withdrawal Account on January 15th (and each January 15th thereafter in the case of installment payments) of the year elected and in the form of payment elected by the Participant in accordance with Section 4.3. The amount of each payment shall be determined by dividing the value of the Participant’s Scheduled Withdrawal Account balance as of December 31st prior to the January 15th payment date by the number of payments remaining to be paid. Notwithstanding anything contained herein to the contrary, should an event occur that triggers a payment under Separation from Service, Disability, or death, any Account balances subject to a Participant’s Scheduled Withdrawal Account(s) that have not yet begun to be paid shall not be paid under the election as to time and form of the Participant’s Scheduled Withdrawal Account, but instead shall be paid, in time and form, in accordance with the event that triggers the distribution and as permitted under Section 409A. Any Scheduled Withdrawal Accounts already in payout will continue to be paid in accordance with the Participant’s Deferral Election for that Scheduled Withdrawal Account. DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

12 8.6 Payment due to an Unforeseeable Emergency. A Participant shall have the right to request, on a form provided by the Plan Administrator, a payment of all or a portion of his or her vested Account balance, in a lump sum payment due to an Unforeseeable Emergency. The Plan Administrator shall have the sole discretion to determine, in accordance with the standards under Section 409A, whether to grant such a request and the amount to be paid pursuant to such request. (a) Determination of Unforeseeable Emergency. Whether a Participant is faced with an Unforeseeable Emergency permitting a lump sum payment is to be determined based on the relevant facts and circumstances of each case, but, in any case, a payment on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan. Payments because of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the payment). (b) Payment of Account. Payment shall be made within thirty (30) days following the determination by the Plan Administrator that a payment will be permitted under this Section 8.6. 8.7 Permissible Payment Accelerations. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Company (without any direct or indirect election on the part of any Participant), in accordance with the provisions of Treasury Regulation §1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with the provisions of Treasury Regulation §1.409A-3(j)(4) in the following circumstances: (a) in limited cashouts (but not in excess of the limit under Code Section 402(g)(1)(B)); (b) to pay employment-related taxes; or (c) to pay any taxes that may become due at any time that the Plan fails to meet the requirements of Section 409A (but in no case shall such payments exceed the amount to be included in income as a result of the failure to comply with the requirements of Section 409A). 8.8 Rights of Participant and Beneficiary. (a) Creditor Status of Participant and Beneficiary. The Plan constitutes the unfunded, unsecured promise of the Company to make payments to a Participant or Beneficiary in the future and shall be a liability solely against the general assets of the Company. The Company shall not be required to segregate, set aside or escrow any amounts for the benefit of a Participant or Beneficiary. A Participant and Beneficiary shall have the status of a general unsecured creditor of the Company and may look only to the Company and its general assets for payment of benefits under the Plan. (b) Investments. In its sole discretion, the Company may acquire insurance policies, annuities or other financial vehicles for the purpose of providing future assets of the Company to meet its anticipated liabilities under the Plan. Such policies, annuities or other investments shall at all times be and remain unrestricted general property and assets of the Company. A Participant and his or her designated Beneficiary shall have no rights, other than as general creditors, with respect to such policies, annuities or other acquired assets. In the event that the Company purchases an insurance policy or policies insuring the life of a Participant or Employee, to allow the Company to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever in said policy or the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein. No insurance policy with regard to any director, “highly compensated employee,” or “highly compensated individual,” as defined in DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

13 Code Section 101(j) shall be acquired before satisfying the Code Section 101(j) “Notice and Consent” requirements. 8.9 Discharge of Obligations. The payment to a Participant or his or her Beneficiary of the Account balance in full shall discharge all obligations of the Company to such Participant or Beneficiary under the Plan. ARTICLE 9 BENEFICIARY DESIGNATION 9.1 Designation of Beneficiaries. (a) Each Participant may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon the Participant’s death, and the designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Company, and shall be effective only when signed by the Participant and filed with the Company during the Participant’s lifetime. (b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Company shall pay the benefit payment to the Participant’s spouse, if then living, and if the spouse is not then living to the Participant’s then living descendants, if any, per stirpes, and if there are no living descendants, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Participant’s personal representative, executor, or administrator. (c) A Participant’s designation of a Beneficiary will not be revoked or changed automatically by any future marriage or divorce. Should the Participant wish to change the designated Beneficiary in the event of a future marriage or divorce, the Participant will have to do so by means of filing a new designation. (d) If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under the Plan, or if a dispute arises with respect to any death benefit payment under the Plan, the Company may distribute the payment to the Participant’s estate without liability for any tax or other consequences, or may take any other action which the Company deems to be appropriate. 9.2 Information to be furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Company’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Company shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. 9.3 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person legally declared incompetent, or to a person legally deemed incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to payment of the benefit. Any distribution of a benefit shall be a distribution for the account of the Participant and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such distribution amount. DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

14 ARTICLE 10 PLAN AMENDMENT 10.1 Right to Amend. Subject to Section 409A, the Company, by action of its board of directors or similar governing body, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a benefit amount accrued hereunder prior to the date of the amendment without written consent of the Participant or Beneficiary. 10.2 Amendments Required By Law. Notwithstanding the provisions of Section 10.1, the Plan may be amended by the Company at any time, retroactively if required, if found necessary, in the opinion of the Company, in order to ensure that the Plan is characterized as a “top-hat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), to conform the Plan to the provisions of Section 409A, and to conform the Plan to the requirements of any other applicable law (including but not limited to ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder. ARTICLE 11 PLAN TERMINATION 11.1 Company’s Right to Suspend Plan. The Company reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, in its sole discretion. In the event of a suspension of the Plan, during the period of the suspension, the Company shall continue all aspects of the Plan other than crediting of Company Contributions, and Deferral Amounts shall be suspended effective with the first day of the Plan Year following the date the Plan is suspended. Payments of distributions will continue to be made during the period of the suspension in accordance with Article 8. 11.2 Plan Termination and Liquidation under Section 409A. Notwithstanding anything to the contrary in Section 11.1, any acceleration of the payment of benefits due to Plan termination and liquidation shall comply with the following subparagraphs, but only as permitted in accordance with Section 409A and Treasury Regulation §1.409A-3(j)(4)(ix). The Company may distribute all Participants’ vested Account balances, determined as of the date of the termination of the Plan, subject to the terms below: (a) Upon the Company’s termination of this and all other arrangements that would be aggregated with this Plan pursuant to Treasury Regulation §1.409A-1(c) if a Participant participated in such arrangements (“Similar Arrangements”), provided that: (i) the termination does not occur proximate to a downturn in the financial health of the Company; (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination; and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan. (b) Upon the Company’s dissolution taxed under Code Section 331, or with approval of a bankruptcy court, provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of: (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable; or (c) Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company’s Similar Arrangements are terminated so the Participant and all DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

15 participants in the Similar Arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the Plan. ARTICLE 12 PLAN ADMINISTRATION 12.1 Plan Administrator Duties. The Plan Administrator shall be responsible for the management, operation, and administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by the Company, the Participants, or Beneficiaries. No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law. 12.2 Plan Administrator Authority. The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following: (a) To construe and interpret the terms and provisions of this Plan and to reconcile any inconsistency, in its sole and absolute discretion; (b) To compute and certify the amount payable to a Participant and his or her Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted; (c) To maintain all records that may be necessary for the administration of this Plan; (d) To provide for the disclosure of all information and the filing or provision of all reports and statements to a Participant, Beneficiaries, and governmental agencies as shall be required by law; (e) To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan so long as such rules or procedures are not inconsistent with the terms hereof; (f) To administer this Plan’s claims procedures; (g) To approve the forms and procedures for use under this Plan; and (h) To employ such persons or organizations, including without limitation, actuaries, attorneys, accountants, independent fiduciaries, recordkeepers and administrative consultants, to render advice or perform services with respect to the responsibilities of the Plan Administrator under the Plan. 12.3 Binding Effect of Decision. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan. 12.4 Compensation and Expenses. The Plan Administrator shall serve without compensation for services rendered hereunder. The Plan Administrator is authorized at the expense of the Company to employ such legal counsel and/or Plan recordkeeper as it may deem advisable to assist in the performance of its duties hereunder. Expense and fees in connection with the administration of this Plan shall be paid by the Company. 12.5 Compliance with Section 409A. DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

16 (a) Notwithstanding anything contained herein to the contrary, the interpretation and distribution of Participants’ benefits under the Plan shall be made in a manner and at such times as to comply with all applicable provisions of Section 409A and the regulations and guidance promulgated thereunder, or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes. Any defined terms shall be construed consistent with Section 409A and any terms not specifically defined shall have the meaning set forth in Section 409A. (b) The intent of this Section is to ensure that the Participants are not subject to any tax liability or interest penalty, by reason of the application of Code Section 409A(a)(1) as a result of any failure to comply with all the requirements of Section 409A, and this Section shall be interpreted in light of, and consistent with, such requirements. This Section shall apply to distributions under the Plan, but only to the extent required in order to avoid taxation of, or interest penalties on, a Participant under Section 409A. These rules shall also be deemed modified or supplemented by such other rules as may be necessary, from time to time, to comply with Section 409A. ARTICLE 13 CLAIMS PROCEDURES 13.1 Claims Procedure. This Article is based on Department of Labor Regulation Section 2560.503-1. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail. A Claimant who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows: (a) Initiation - Written Claim. The Claimant initiates a claim by submitting a written request for the benefits to the Plan Administrator. The Plan Administrator will, upon written request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. If the claim relates to Disability benefits, then the Plan Administrator shall designate a sub-committee to conduct the initial review of the claim (and applicable references below to the Plan Administrator shall mean such sub-committee). (b) Timing of Company Response. The Plan Administrator shall respond to such Claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the Claimant in writing prior to the end of the initial 90-day period that an additional period is required. In the event that the claim for benefits pertains to Disability, the Plan Administrator shall provide written response within forty-five (45) days, but can extend this response period by an additional thirty (30) days, if necessary, due to circumstances beyond the Plan Administrator’s control. Any notice of extension must set forth the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision. (c) Notice of Decision. If the Plan Administrator denies the claim, in whole or in part, the Plan Administrator shall notify the Claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth: (i) The specific reasons for the denial; (ii) A reference to the specific provisions of the Plan on which the denial is based; (iii) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed; (iv) An explanation of the Plan's review procedures and the time limits applicable to such procedures; and (v) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

17 following an adverse benefit determination on review. 13.2 Review Procedure. If the Plan Administrator denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows: (a) Initiation - Written Request. To initiate the review, the Claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review. (b) Review of a Disability Benefit Claim. If the Claimant’s initial claim is for Disability benefits, any review of a denied claim shall be made by members of the Plan Administrator other than the original decision maker(s) and such person(s) shall not be a subordinate of the original decision maker(s). (c) Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits. (d) Considerations on Review. In considering the review, the Plan Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for Disability benefits. For example, the claim will be reviewed without deference to the initial adverse benefits determination and, if the initial adverse benefit determination was based in whole or in part on a medical judgment, the Plan Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts. (e) Timing of Company Response. The Plan Administrator shall respond in writing to such Claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. (f) Notice of Decision. The Plan Administrator shall notify the Claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth: (i) The specific reasons for the denial; (ii) A reference to the specific provisions of the Plan on which the denial is based; (iii) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and (iv) A statement of the Claimant's right to bring a civil action under ERISA Section DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

18 502(a). 13.3 Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds. 13.4 Exhaustion of Remedies. A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits. 13.5 Failure of Plan to Follow Procedures. If the Plan fails to establish or follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to immediately pursue any available remedy under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its bases, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission. 13.6 Arbitration. If a Claimant continues to dispute the benefit denial based upon completed performance of the Plan or the meaning and effect of the terms and conditions thereof, then the Claimant must submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Company and the Claimant. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination. Where a dispute arises as to the Company’s discharge of a Participant for Cause, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder. ARTICLE 14 MISCELLANEOUS 14.1 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. 14.2 Nonassignability. Neither any Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part hereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise. If any Participant, Beneficiary, or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate, or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268

19 for the benefit of such Participant, Beneficiary, or successor in interest in such manner as the Plan Administrator shall direct. 14.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Employee. Nothing in this Plan shall be deemed to give the Employee the right to be retained in the service of the Company as an Employee or otherwise or to interfere with the right of the Company to discipline or discharge the Employee at any time. 14.4 Governing Law. The Plan shall be administered, construed and governed in all respects under and by the laws of State of Delaware, without reference to the principles of conflicts of law (except and to the extent preempted by applicable federal law). 14.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid. 14.6 Coordination with Other Benefits. The benefits provided for a Participant or a Participant’s Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. This Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided herein. 14.7 Unclaimed Benefits. In the case of a benefit payable on behalf of such Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable after reasonable efforts have been undertaken by the Plan Administrator to locate such party(ies), such Plan benefit may be forfeited to the Company upon the Plan Administrator’s determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest, from the date it would have otherwise been paid. The Company executes this Plan as of the date first written above. APOLLO MEDICAL HOLDINGS, INC.: By: Title: Printed Name: DocuSign Envelope ID: 1730505F-FBA4-4E0E-8223-4464BA551268 Chandan Basho Chief Strategy and Financial Officer